Exhibit 10.10

Execution Version

Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[***]” to indicate where redactions have been made.

JOINT DEVELOPMENT AGREEMENT

This Joint Development Agreement (together with the Exhibits hereto and the Project Work Statements entered into in connection herewith, the “Agreement”) is made effective as of September 26, 2022 (the “Effective Date”), by and between Harley-Davidson, Inc., a Wisconsin corporation (“HD”), and LiveWire EV LLC, a Delaware limited liability company (“LiveWire”). Each of HD and LiveWire is referred to herein individually as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, HD, acting together with its subsidiaries, historically conducted the Harley Business and the LiveWire Business;

WHEREAS, the Parties entered into that certain Separation Agreement effective as of September 26, 2022 (the “Separation Agreement”), pursuant to which the LiveWire Business was separated from the Harley Business and transferred to LiveWire;

WHEREAS, in connection with the Separation, the Parties entered into that certain Intellectual Property License Agreement dated as of the date hereof (the “IP License Agreement”), pursuant to which each Party licenses certain intellectual property rights to the other; and

WHEREAS, following the Separation, and subject to the terms and conditions of this Agreement, HD and LiveWire wish, from time to time, to work cooperatively on research and development relating to certain Projects (as defined below) and to provide for the ownership and use of their respective Intellectual Property (as defined below) used in and developed in connection with the Projects, as well as the prosecution, maintenance and enforcement of such Intellectual Property.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

I. DEFINITIONS; INTERPRETATION

1.1    Definitions. As used in this Agreement, capitalized terms shall have the meaning set forth in this Article I or elsewhere in the body of this Agreement. To the extent any capitalized terms are not defined herein, they shall have the meanings set forth in the Separation Agreement.

(a)    “Affiliate” means any entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such legal entity. For the purpose of this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any legal entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such legal entity, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. It is expressly agreed that for purposes of this Agreement, from and after the Separation Time, (i) no member of the HD Group shall be deemed to be an Affiliate of any member of the LiveWire Group, (ii) no member of the LiveWire Group shall be deemed to be an Affiliate of any member of the HD Group, and (iii) no joint venture formed after the Separation Time solely between one or more members of the HD Group, on the one hand, and one or more members of the LiveWire Group, on the other hand, shall be deemed to be an Affiliate of, or owned or controlled by, any member of the HD Group or the LiveWire Group for the purposes of this Agreement.

(b)    “Background IP” means, with respect to a Party, Intellectual Property (a) owned by such Party as of the Effective Date, or (b) that such Party acquires ownership of following the Effective Date and that either (i) is conceived, developed, discovered or authored solely by such Party, or (ii) acquired by such Party from a third-party, in each case independently of this Agreement. Background IP does not include Project IP.

(c)    “Confidential Information” means (a) non-public information and material of a Party or its Affiliates (and of companies with which such Party has entered into confidentiality agreements) that the other Party obtains knowledge of or access to in connection with this Agreement; (b) non-public Intellectual Property of the Disclosing Party; and (c) business and financial information of the Disclosing Party, including pricing, business plans, forecasts, revenues, expenses, earnings projections, sales data and any and all other non-public financial information; provided, however, “Confidential Information” does not include information that: (a) is or becomes public knowledge without any action by, or involvement of, the Recipient or its Affiliates or contractors; (b) is independently developed by the Recipient without reference or access to the Confidential Information of the Disclosing Party; (c) is already in the Recipient’s possession on a non-confidential basis at the time of disclosure thereof; or (d) is obtained by the receiving Party without restrictions on use or disclosure from a third party who did not receive it, directly or indirectly, from the Disclosing Party; provided that the exceptions set forth in clauses (b), (c) and (d) above shall not apply with respect to Confidential Information of LiveWire, to the extent the applicability of either exception is due to HD owning and or operating the LiveWire Business prior to the Separation.

(d)    “HD Products” means all original equipment, parts, accessories, goods and services manufactured, sold or offered for sale by HD or its Affiliates.

(e)    “Improvements” means all modifications, enhancements, derivative works and improvements of Background IP or Project IP.

(f)    “Intellectual Property” means all intellectual property rights in any and all jurisdictions throughout the world, including domestic and foreign patents, copyrights, mask works, designs, trade secrets, and any other intellectual property rights in technologies, software, know-how, inventions, data, methods, processes and other confidential or proprietary information, but excluding any Trademarks.

(g)    “LiveWire Business” means the design, development, marketing, sale or distribution of (a) two-, three- or four-wheeled electric vehicles (including two-wheeled electric vehicles for children of a type designed, developed, marketed, sold or distributed by Stacyc, Inc.) or modular platforms for use in such electric vehicles, (b) parts and accessories exclusively related to electric vehicles, and (c) electric vehicle systems (including batteries, power electronics, motors or electric vehicle system software).

(h)    “LiveWire Products” means all original equipment, parts, accessories, goods and services manufactured, sold or offered for sale by LiveWire or its Affiliates within the field of the LiveWire Business.

(i)    “Products” means the LiveWire Products or the HD Products, as applicable.

(j)    “Project IP” means Intellectual Property first conceived, made, developed or prepared by or on behalf of either Party in the performance, and within the scope, of a Project during the Term. Project IP does not include Background IP of either Party or any Improvement thereof.

1.2    Interpretation. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” For purposes of this Agreement, whenever the context requires the singular number shall include the plural, and vice versa. All references in this Agreement to “$” are intended to refer to United States dollars. Any reference to a particular Law means such Law as amended, modified or supplemented (including all rules and regulations promulgated thereunder) and, unless otherwise provided, as in effect from time to time.

II. PROJECTS

2.1    Projects. The Parties anticipate that from time to time they will work together on research and development projects (“Projects”) and will use their respective existing and future know-how and technical skills, including Background IP (defined herein) in connection with such Projects. In the event that HD desires to engage in any development projects for its business that are primarily related to electric vehicles, HD shall consult with LiveWire, and LiveWire shall have the right to make a proposal with respect to the terms of such potential project. The Parties shall discuss in good faith to determine whether or not it would be beneficial to the Parties to enter a Project for such development. If HD engages in any development projects for its business that are primarily related to electric vehicles and fails to consult with LiveWire so that LiveWire can make a proposal with respect such potential project as required herein, then the Intellectual Property developed pursuant to such HD development project will be owned and licensed in accordance with the terms set forth in Section III of this Agreement. In the event that either Party desires to engage in a Project, it shall notify the other Party. Upon mutual agreement on a Project, the Parties shall memorialize the Project in a project work statement substantially in the form attached hereto as Exhibit A (each, a “Project Work Statement”). Each Project Work Statement shall be sequentially numbered, (A-1, A-2, A-3 etc.). Upon execution of a Project Work Statement, and effective as of the effective date of such Project Work Statement, such Project Work Statement shall constitute a part of this Agreement. Each Project Work Statement will include details regarding the applicable Project, including, to the extent applicable, the projected deliverables, specifications for those deliverables, dependencies, resources, project schedules and milestones, any associated testing protocols and criteria, applicable fees or cost reimbursements for the Project, and any apportionment of revenues associated with the exploitation of the deliverables and any Project IP. Except as otherwise provided in a Project Work Statement, each Party shall bear its own costs and expenses in connection with each Project. Any Project that (a) is financed or funded more than sixty-five percent (65%) by LiveWire, or (b) allocates to HD ownership of Project IP relating exclusively to the field of the LiveWire Business, will be required to be reviewed by the Conflicts Committee prior to execution of a Project Work Statement therefor. Each Project Work Statement shall be signed by the Head of EV Technology for LiveWire and by the Vice President of Engineering for HD, or representatives at a similar level within each organization. In the event of a conflict between this Agreement and a Project Work Statement, the terms of the Project Work Statement will prevail to the extent of such conflict.

2.2    Third Parties. Each Party may involve its Affiliates and third party contractors, consultants and agents in Projects on an as needed basis and may share Confidential Information with them, so long as such Affiliates and third party contractors, consultants and agents agree to be bound by written confidentiality obligations consistent with those contained herein. Each Party shall be responsible for the actions in connection with and compliance with the terms of this Agreement by its third party contractors, consultants and agents.

2.3    Project Manager. For each Project under this Agreement, each Party shall identify a point of contact to be its project manager (the “Project Managers”) in the applicable Project Work Statement. The Project Manager shall coordinate and act as a liaison with the other Party with respect to such Project. A Party may from time to time change its Project Manager for a Project upon written notice to the other Party’s Project Manager. Each

Project Manager will be generally responsible for overseeing and supervising its Party’s fulfillment of its obligations under the Project Work Statement, resolving any day-to-day issues or disputes arising with respect to the Project, discussing the progress of the Project and identifying barriers to success, key issues and resolution options with the other Party’s Project Manager.

III. OWNERSHIP AND LICENSING OF

INTELLECTUAL PROPERTY AND TECHNOLOGY

3.1    Ownership of Background Intellectual Property. Each Party shall retain all right, title and interest in and to its Background IP.

3.2    Ownership of Project IP.

(a)    Unless otherwise stated in the applicable Project Work Statement, as between the Parties, any Project IP relating exclusively to the field of the LiveWire Business will be owned by LiveWire (such Project IP, “LiveWire Project IP”), and all other Project IP will be owned by HD (such Project IP, “HD Project IP”). Unless otherwise stated in the applicable Project Work Statement or as otherwise agreed by the Parties, (i) to the extent that ownership of any right, title or interest in and to the LiveWire Project IP vests in HD by inventorship, authorship, or otherwise by operation of law, HD hereby assigns such LiveWire Project IP to LiveWire, and (ii) to the extent that ownership of any right, title or interest in and to the HD Project IP vests in LiveWire by inventorship, authorship, or otherwise by operation of law, LiveWire hereby assigns such HD Project IP to HD.

(b)    Each Party agrees to, and to cause its employees and any applicable contractors to, execute such assignments and other documents and instruments, and take such other actions as reasonably requested by the other Party, to evidence, effectuate, and record the foregoing assignments.

3.3    Ownership of Improvements.

(a)    Each Party that conceives, discovers, develops or creates an Improvement of another Party’s Background IP or Project IP shall promptly disclose such Improvement to such other Party. Unless otherwise stated in the applicable Project Work Statement, Improvements, together with any embodiments thereof, irrespective of which Party conceives or develops the Improvement or whether the Improvement is made jointly by the Parties under this Agreement, will be owned as follows:

(i)    an Improvement of a Party’s Background IP shall be owned solely by the Party that owns or controls the Background IP and shall be considered such Party’s Background IP hereunder; and

(ii)    an Improvement of a Party’s Project IP shall be owned solely by the Party that owns the Project IP pursuant to Section 3.2(a) and shall be considered LiveWire Project IP or HD Project IP, as applicable, hereunder.

(b)    To the extent that, by operation of law or otherwise, the provisions set forth in Section 3.3(a) do not vest ownership of an Improvement in the intended Party, then the other Party (i) hereby assigns all of its right, title and interest in and to such Improvement to the intended Party, and (ii) agrees to, and to cause its employees and any applicable contractors to, execute such assignments and other documents and instruments, and take such other actions as reasonably requested by the intended assignee Party, to evidence, effectuate, and record the foregoing assignments.

3.4    Licensing of Background Intellectual Property. Without limiting any rights set forth in the IP License Agreement, each Party hereby grants and agrees to grant to the other Party, to the extent it has the right to do so, a worldwide, royalty-free, fully paid-up, non-exclusive, non-sublicensable, non-transferable (except in connection with a permitted assignment pursuant to Section 9.1 Assignments) license to use and exploit such Party’s Background IP (a) solely for purposes of, and to the extent necessary or useful for, the other Party’s performance of a Project, or (b) solely to the extent necessary to use or exploit such Party’s rights in Project IP. Each Party acknowledges that its use of the other Party’s Background IP must be in combination and in connection with the creation or use of Project IP and not on a stand-alone basis.

3.5    Licensing of Project IP. Subject to the terms and conditions of this Agreement and the applicable Project Work Statement, each Party hereby grants to the other Party a perpetual, worldwide, royalty-free, fully paid-up, non-exclusive, non-sublicensable (except as set forth below), non-transferable (except in connection with a permitted assignment pursuant to Section 9.1) license to use and exploit Project IP owned by such Party for the purpose of making, having made, using, selling, offering for sale and importing the licensed Party’s Products. The foregoing license shall also be sublicensable to third parties solely in connection with the provision of services to the licensee Party, and not, for the avoidance of doubt, for use by any third party for such third party’s own brands or benefit.

3.6    Acknowledgement and Covenants.

(a)    Each Party hereby acknowledges and agrees that, except as expressly set forth in this Agreement or a Project Work Statement, the other Party has no obligation whatsoever to provide support, maintenance, advice, services or any other assistance or any documentation or technical information of any kind in connection with the Intellectual Property licensed by such Party to the other Party hereunder.

(b)    Each Party hereby acknowledges and agrees that, except as expressly set forth in this Agreement, the other Party shall have no responsibility with respect to the past, present or future validity, subsistence, enforceability, application and/or registration of any of the Intellectual Property licensed by such Party to the other Party hereunder and may make decisions with respect to the prosecution, maintenance, abandonment, or lapse of all such Intellectual Property in its sole and absolute discretion.

(c)    Each Party hereby acknowledges and agrees that it shall not at any time claim ownership or challenge the validity of the Intellectual Property licensed to it hereunder anywhere in the world.

3.7    IP License Agreement. In the event of a conflict between this Agreement and the IP License Agreement, the terms of the IP License Agreement will prevail to the extent of such conflict.

IV. PROSECUTION; ENFORCEMENT

4.1    Prosecution. Each Party shall have the right to pursue and obtain patents, or register any other Intellectual Property rights for Background IP and Project IP owned by such Party, in its sole discretion and at its expense, including preparing, filing, prosecuting and maintaining patent applications and patents claiming inventions related to such Improvements or Project IP and conducting any interferences, re-examinations, inter partes reviews, reissues, oppositions or requests for patent term extension or governmental equivalents thereto. Each Party shall, and shall cause its employees and any applicable contractors to, execute such documents and instruments, and take such other actions and provide such assistance as is reasonably requested by the other Party, to the extent necessary in connection with the prosecution and maintenance of such other Party’s Background IP and Project IP, at such other Party’s sole cost and expense.

4.2    Third Party Infringement. Each Party shall promptly notify the owner of any Project IP or Background IP of any suspected infringement of such Project IP or Background IP by a third party. The owner of Project IP or Background IP shall have the sole right, but not the obligation to commence, prosecute and fully control any action, proceeding or settlement related to such suspected infringement (an “Enforcement Action”). All damages and other proceeds recovered as a result of any judgment, settlement or other resolution of an Enforcement Action shall be retained by the Party that owns such Project IP or Background IP. Each Party agrees to, and to cause its employees and any applicable contractors to, execute such documents and instruments, and take such other actions and provide such assistance as is reasonably requested by the other Party, to the extent necessary in connection with the prosecution of an Enforcement Action by such other Party, at such other Party’s sole cost and expense.

V. CONFIDENTIALITY

5.1    Obligation of Confidentiality. Each Party wishes to ensure that the Confidential Information provided to Recipient under this Agreement is retained in strict confidence by Recipient. For purposes of this Agreement, “Disclosing Party” refers to a Party and/or one or more of its Affiliates whenever it is disclosing information to another Party and/or one or more of its Affiliates, and “Recipient” refers to a Party and/or one or more of its Affiliates whenever it is receiving information from another Party and/or one or more of its Affiliates. Recipient agrees to keep all Confidential Information of Disclosing Party obtained hereunder (whether written or oral, and whether or not explicitly designated as confidential) as well as all knowledge derived therefrom (including all notes, memoranda, summaries, reports, analyses, compilations, studies or other similar materials) in strict confidence and further agrees not to disclose, directly or indirectly to any third party, nor to use, copy, evaluate or incorporate, within or outside of its business, any of such Confidential Information for any purpose other than for the purposes of a Project. Recipient shall allow access to and disclose such Confidential Information only to those of its employees, directors, and officers who need to have access to such Confidential Information for the purposes of a Project. As a condition of such disclosure, Recipient will inform such persons of the confidential nature of such Confidential Information and will be responsible for any failure by such persons to comply with the obligations of this Agreement. Without in any way limiting or abridging Recipient’s obligation hereunder to keep all Confidential Information of Disclosing Party in strict confidence, Recipient agrees to protect such Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of such Confidential Information as Recipient uses to protect its own confidential information of a like nature.

5.2    Compelled Disclosure. If Recipient is required by legal or administrative authority to disclose any Confidential Information of Disclosing Party, Recipient will notify Disclosing Party in writing of such requirement as soon as practicable so that Disclosing Party may seek an appropriate protective order or other relief or waive compliance with the provisions of this Agreement, and Recipient will cooperate with, and take reasonable actions requested by, Disclosing Party in seeking such protective order or other relief. If, in the absence of a protective order or other relief or the receipt of a waiver from Disclosing Party, Recipient is nevertheless legally required to disclose any Confidential Information of Disclosing Party or else stand liable for contempt or other legal penalty, Recipient may disclose Confidential Information of Disclosing Party in accordance with such requirement, provided that Recipient (a) may disclose only that portion of such Confidential Information that is required by law to be disclosed, (b) must use its reasonable efforts to ensure that such Confidential Information so disclosed is treated confidentially, and (c) must notify Disclosing Party in writing as soon as practicable of the items of such Confidential Information so disclosed.

5.3    Property of Disclosing Party. Confidential Information of Disclosing Party provided or disclosed hereunder shall remain the exclusive property of Disclosing Party, and providing or disclosing such Confidential Information does not create a right, license, interest or privilege of any kind or nature whatsoever with respect to any such Confidential Information.

5.4    No Representations. Disclosure of Confidential Information is made without any express or implied representation or warranty as to the accuracy or the completeness thereof. Disclosing Party explicitly disclaims any liability relating to its Confidential Information or arising from its use, including as may arise from errors or omissions therefrom. However, Disclosing Party does represent and warrant that it has the right to disclose its Confidential Information hereunder, and that such disclosure will not violate any agreement or other obligation by which Disclosing Party is bound.

5.5    Term of Obligation. The obligations of this V shall come into force on the Effective Date and remain in force until the expiration or termination of this Agreement and for a period of five (5) years thereafter (“Confidentiality Term”); provided, however, that for all Confidential Information disclosed prior to the expiration of the Confidentiality Term, the obligations of the Recipient pursuant to this Agreement shall remain valid until either (a) the Confidentiality Term elapses, or (b) a period of five (5) years from the date of disclosure elapses, whichever is later. Notwithstanding the foregoing, any Confidential Information constituting a trade secret shall be maintained as such until such information no longer constitutes a trade secret under applicable law.

VI. REPRESENTATIONS AND WARRANTIES; DISCLAIMER

6.1    Mutual Warranties. Each Party represents and warrants to the other Party that: (a) it is duly organized, validly existing and in good standing under the laws of the jurisdictions in which it is organized; (b) it has the requisite power and authority and the legal right to enter into this Agreement and perform its obligations under this Agreement in accordance with its terms; (c) this Agreement constitutes a legal, valid and binding agreement of such Party, enforceable against such Party in accordance with its terms; (d) it will comply with all applicable laws and regulations in the exercise and performance of its rights and obligations under this Agreement; and (e) its execution, delivery and performance of this Agreement throughout its duration do not conflict with or violate any requirement of applicable laws regulations or order of governmental bodies, and do not conflict with, or constitute a default under any contractual obligation of such Party.

6.2    DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES, AND, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, SPECIFICALLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OF CONDITION OF TITLE, MERCHANTABILITY, VALIDITY, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS, OR FITNESS FOR A PARTICULAR PURPOSE.

VII. INDEMNIFICATION AND LIMITATION OF LIABILITY

7.1    General Indemnification. Each Party shall indemnify, defend and hold harmless the other Party, its Affiliates and its and their respective officers, directors, employees and representatives (“Indemnitees”) from and against any and all liabilities, losses, costs, damages, fines, assessments, penalties and expenses (including reasonable attorneys’ fees and expenses) incurred by such Indemnitees in connection with any third-party claim (“Claims”) arising from or relating to: (a) the indemnifying Party’s breach of this Agreement; (b) the death or bodily injury of any agent, employee, customer, business invitee or other person caused by the negligent or tortious conduct of the indemnifying Party; or (c) the damage, loss or destruction of any real or tangible personal property for which the indemnifying Party is legally liable or responsible.

7.2    Background Intellectual Property and Project IP Indemnification. Each Party shall indemnify, defend and hold harmless the other Party and their respective Indemnitees from any and all Claims that the Indemnitee’s use of the indemnifying Party’s Background IP in accordance with this Agreement violates the Intellectual Property rights of a third party.

7.3    Indemnity Procedures. If any claim or action is asserted that would entitle an Indemnitee to indemnification pursuant to Sections 7.1 and 7.2 above (a “Proceeding”), the Party seeking indemnification will give written notice thereof to the Party from which indemnification is sought promptly; provided, however, that the failure of the indemnified Party to give timely notice hereunder will not affect rights to indemnification hereunder, except to the extent that the indemnifying Party demonstrates actual damage caused by such failure. The indemnifying Party may elect to direct the defense or settlement of any Proceeding by giving written notice to the indemnified Party, which election will be effective immediately upon the indemnified Party’s receipt of such written notice. The indemnifying Party will have the right to employ counsel reasonably acceptable to the indemnified Party to defend any Proceeding, or to compromise, settle or otherwise dispose of the same, if the indemnifying Party deems it advisable to do so, all at the expense of the indemnifying Party; provided that the indemnifying Party will not settle, or consent to any entry of judgment in, any Proceeding without obtaining either: (a) an unconditional release of the indemnified Party (and their Affiliates and each of their respective officers, directors, employees and agents) from all liability with respect to all claims underlying such Proceeding; or (b) the prior written consent of the indemnified Party. The indemnified Party will not settle or consent to any entry of judgment, in any Proceeding without obtaining the prior written consent of the indemnifying Party (such consent not to be unreasonably withheld, delayed or conditioned). The Parties will fully cooperate with each other in any Proceeding and will make available to each other any books or records useful for the defense of any such Proceeding.

7.4    Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EXCEPT FOR THE PARTIES’ INDEMNIFICATION OBLIGATIONS AND LIABILITY ARISING FROM A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS HEREUNDER, IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE FOR, OR BEAR ANY OBLIGATION IN RESPECT OF, ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES OF ANY KIND OR CHARACTER, OR ANY DAMAGES RELATING TO OR ARISING OUT OF LOST PROFITS, LOSS OF DATA, LOSS IN VALUE, LOSS OF GOODWILL, LOSS OF OPPORTUNITY OR LIMITATIONS OR RESTRICTIONS ON BUSINESS PRACTICES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

VIII. TERM AND TERMINATION

8.1    Term. This Agreement shall enter into force with effect on the Effective Date and shall remain in force until terminated upon the Parties’ mutual written agreement (the “Term”). Termination of this Agreement shall terminate the Parties’ rights to enter new Projects, but shall not terminate any existing Project unless the relevant Project is also terminated in accordance with this Section 8.1. The term for each individual Project shall be set forth in each Project Work Statement.

8.2    Termination for Breach. Either Party may terminate this Agreement and all outstanding Projects by written notice, effective immediately, if the other Party has committed a material breach of this Agreement and fails to cure such breach within thirty (30) days of its receipt of written notice of such breach.

8.3    Effect of Termination. Expiration or termination of this Agreement shall not relieve the Parties of any obligations accruing prior to the effective date of termination. Upon termination or expiration of this Agreement for any reason, each Party shall return to the other Party or provide such other Party with written certification of the destruction of, at such other Party’s sole option, all Confidential Information of such other Party (including all copies thereof in any type of media) that are in the Recipient’s possession or control.

8.4    Survival. The provisions of Sections I (Definitions; Interpretation), III (Ownership and Licensing of Intellectual Property and Technology), IV (Prosecution; Enforcement), V (Confidentiality), V (Representations and Warranties; Disclaimer), VII (Indemnification and Limitation of Liability), 8.3 (Effect of Termination), this Section 8.4 (Survival), and IX (General Provisions) shall survive the termination or expiration of this Agreement.

IX. GENERAL PROVISIONS

9.1    Assignment. This Agreement and the rights and obligations hereunder may not be assigned or transferred by either Party, in whole or in part, without the express written consent of the other Party, which shall not unreasonably be withheld, conditioned or delayed. Notwithstanding the foregoing, either Party may (i) assign this Agreement, in whole or in part, to any of its Affiliates, (ii) assign or otherwise transfer this Agreement, in whole but not in part, to any Person in connection with a transfer of all or substantially all of the business of such Party (whether by merger, consolidation, sale of assets, sale or exchange of stock, by operation of law or otherwise and whether in a single or multiple transactions), or (iii) sublicense the licenses granted to it pursuant to Section 3.4 and 3.5 to any acquirer of a distinct business unit or division of such Party, provided that such sublicense is limited to the Products of such business unit or division, and not to any of the acquirer’s other products; provided that, in each of the above cases, such transferee, assignee or successor agrees in writing to be bound by the applicable terms of this Agreement. Further, each Party may collaterally assign its rights under this Agreement to its lenders or other financing sources, provided that, upon foreclosure, any assignee or transferee agrees to be bound by the terms of this Agreement. Any attempted or purported assignment or transfer in violation of the preceding shall be null and void and of no effect whatsoever. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

9.2    Entire Agreement. This Agreement, including the Exhibits hereto and any Project Work Statements entered into in connection herewith, represents the entire agreement and supersedes all prior negotiations, understandings, representations, warranties or agreements either written or oral between the Parties with respect to the subject matter hereof.

9.3    Modification. Subject to the provisions of applicable law, and except as otherwise provided in this Agreement, no amendment or modification of this Agreement shall be binding upon the Parties unless made in writing and duly executed by the authorized representatives of the Parties.

9.4    Severability, Waiver. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect and the provision found invalid or unenforceable shall be replaced by a valid and enforceable provision corresponding as closely as possible to the invalid or unenforceable provision in its economic effect. No waiver of any provisions of this Agreement will be valid unless the same is in writing and signed by the Party against whom such waiver is sought to be enforced. A waiver or consent given by either Party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

9.5    Notices. All notices and other communications between the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered by FedEx or other nationally recognized overnight delivery service; or (c) when delivered by email (in each case in this clause (c), solely if receipt is confirmed), addressed as follows:

if to HD:

3700 W. Juneau

Milwaukee, WI 53217

Attention: Chief Legal Officer

Email: H-DGeneralCounsel@harley-davidson.com; and

paul.krause@harley-davidson.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, IL 60611

Attention: Ryan Maierson

Email: ryan.maierson@lw.com

Attention: Jason Morelli

Email: jason.morelli@lw.com

if to LiveWire:

LiveWire

3700 W. Juneau

Milwaukee, WI 53217

Attention: Chief Legal Officer

Email: Paul.Krause@harley-davidson.com; and

H-DGeneralCounsel@harley-davidson.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, IL 60611

Attention: Ryan Maierson

Email: ryan.maierson@lw.com

Attention: Jason Morelli

Email: jason.morelli@lw.com

9.6    Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of either Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

9.7    Consent to Jurisdiction. The state and federal courts located within the State of Delaware (the “Chosen Courts”) shall have exclusive jurisdiction over any and all disputes between the parties hereto, whether in law or in equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby and the parties hereto consent to and agree to subject to the exclusive jurisdiction of such Chosen Courts.

9.8    Waiver of Jury Trial(b) . THE PARTIES HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND SHALL NOT ASSERT IN ANY SUCH DISPUTE, ANY CLAIM THAT: (A) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS; (B) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS; OR (C) ANY ACTION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. THE MAILING OF PROCESS OF OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.5 (OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW) SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER PROVIDED HEREIN. THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.9    Counterparts. This Agreement may be executed in one or more counterparts, and by the Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic delivery in .pdf format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

9.10    No Third-Party Beneficiaries. Except as otherwise specifically provided in this Agreement, (a) the provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any person or entity except the Parties any rights or remedies hereunder; and (b) there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third party with any remedy, claim, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

9.11    Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against either Party. The Parties represent that this Agreement is entered into with full consideration of any and all rights which the Parties may have. The Parties have conducted such investigations they thought appropriate, and have consulted with such advisors as they deemed appropriate regarding this Agreement and their rights and asserted rights in connection therewith. The Parties are not relying upon any representations or statements made by the other Party, or such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement. The Parties are not relying upon a legal duty, if one exists, on the part of the other Party (or such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or their preparation, it being expressly understood that neither Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Harley-Davidson, Inc.

By:	/s/ Paul J. Krause
Name:	Paul J. Krause
Title:	Authorized Signatory

LiveWire EV, LLC

By:	/s/ Amanda Parker
Name:	Amanda Parker
Title:	Chief Legal Officer

Exhibit A

Form of Project Work Statement

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